Registration No. 333-169224

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	7361	52-2402079
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas
3rd Floor
New York, NY 10036
Phone: (212) 588-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian M. Sullivan
Chief Executive Officer
CTPartners Executive Search Inc.
1166 Avenue of the Americas
3rd Floor
New York, NY 10036
Phone: (212) 588-3500
Fax: (212) 688-5754
(Name, address, including zip code, and telephone number, including are code, of agent for service)

With a copy to:

Howard Groedel, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, OH 44113-1448
Phone: (216) 583-7000
Fax: (216) 583-7001

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement on Form S-1 shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 is being filed solely to amend Item 16 of “Part II — Information Not Required in Prospectus” to reflect additional exhibits filed herewith.

ITEM 16.	Exhibits

Exhibit
No.		Description of Document

1.1		Form of Underwriting Agreement†
2.1		Form of Plan of Conversion of CTPartners Executive Search LLC into CTPartners Executive Search Inc.†
3.1		Form of Certificate of Incorporation of CTPartners Executive Search Inc., to be in effect upon completion of the offering†
3.2		Form of Bylaws of CTPartners Executive Search Inc., to be in effect upon completion of the offering†
4.1		Form of CTPartners Executive Search Inc. Common Stock Certificate†
5.1		Opinion of Ulmer & Berne LLP**
10.1		Form of Indemnification Agreement, by and between CTPartners Executive Search Inc. and each of its Directors and Executive Officers†
10.2		Employment Agreement with Brian M. Sullivan dated September 1, 2010†
10.3		Employment Agreement with David C. Nocifora dated September 1, 2010†
10	.4.	Form of 2010 equity incentive plan of CTPartners Executive Search Inc. to be in effect upon effectiveness of conversion†
10.5		Second Amended and Restated Credit and Security Agreement Among JPMorgan Chase Bank, NA and CTPartners Executive Search LLC dated November 19, 2010†
10.6		Revised Letter of Agreement (Affiliation and License Agreement) between CTPartners Executive Search LLC and HS Andean Holding Corporation dated April 26, 2007†
16		Letter regarding Change in Certifying Accountant†
21		List of Subsidiaries†
23.1		Consent of Ulmer & Berne LLP (included in Exhibit 5.01)**
23.2		Consent of Independent Registered Public Accounting Firm, McGladrey & Pullen, LLP†
99.1		Consent of Director Designee, Scott M. Birnbaum†
99.2		Consent of Director Designee, Michael C. Feiner†
99.3		Consent of Director Designee, Thomas R. Testwuide, Sr.†
99.4		Consent of Director Designee, Betsey L. Morgan†

 † Previously filed.

 * To be filed by amendment.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CTPartners Executive Search Inc. has duly caused this amendment to this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio on December 2, 2010.

CTPartners Executive Search Inc.

By:	/s/ David C. Nocifora
Name:     David C. Nocifora
Title:     Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Brian M. Sullivan Brian M. Sullivan	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	December 2, 2010

/s/ David C. Nocifora David C. Nocifora	Chief Operating and Chief Financial Officer and Member of the Board of Directors (Principal Accounting Officer)	December 2, 2010

EXHIBIT INDEX

Exhibit
No.		Description of Document

1.1		Form of Underwriting Agreement†
2.1		Form of Plan of Conversion of CTPartners Executive Search LLC into CTPartners Executive Search Inc.†
3.1		Form of Certificate of Incorporation of CTPartners Executive Search Inc., to be in effect upon completion of the offering†
3.2		Form of Bylaws of CTPartners Executive Search Inc., to be in effect upon completion of the offering†
4.1		Form of CTPartners Executive Search Inc. Common Stock Certificate†
5.1		Opinion of Ulmer & Berne LLP**
10.1		Form of Indemnification Agreement, by and between CTPartners Executive Search Inc. and each of its Directors and Executive Officers†
10.2		Employment Agreement with Brian M. Sullivan dated September 1, 2010†
10.3		Employment Agreement with David C. Nocifora dated September 1, 2010†
10	.4.	Form of 2010 equity incentive plan of CTPartners Executive Search Inc. to be in effect upon effectiveness of conversion†
10.5		Second Amended and Restated Credit and Security Agreement Among JPMorgan Chase Bank, NA and CTPartners Executive Search LLC dated November 19, 2010†
10.6		Revised Letter of Agreement (Affiliation and License Agreement) between CTPartners Executive Search LLC and HS Andean Holding Corporation dated April 26, 2007†
16		Letter regarding Change in Certifying Accountant†
21		List of Subsidiaries†
23.1		Consent of Ulmer & Berne LLP (included in Exhibit 5.01)**
23.2		Consent of Independent Registered Public Accounting Firm, McGladrey & Pullen, LLP†
99.1		Consent of Director Designee, Scott M. Birnbaum†
99.2		Consent of Director Designee, Michael C. Feiner†
99.3		Consent of Director Designee, Thomas R. Testwuide, Sr.†
99.4		Consent of Director Designee, Betsey L. Morgan†

†  Previously filed.
*  To be filed by amendment.
** Filed herewith